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                                                                   EXHIBIT 10.34



                              AGREEMENT OF MERGER


                 THIS AGREEMENT OF MERGER is entered into as of September 15, 1996 by and among LCC, L.L.C., a Delaware limited liability company (the "Limited Liability Company") and LCC INTERNATIONAL, INC., a Delaware corporation ("LCC International").

                 WHEREAS, the authorized capital stock of LCC International consists of one hundred million (100,000,000) shares, which includes ten million (10,000,000) shares of preferred stock, $0.01 par value per share, seventy million (70,000,000) shares of Class A Common Stock, $0.01 par value per share, and twenty million (20,000,000) shares of Class B Common Stock, $0.01 par value per share, of which ten (10) shares of Class A Common Stock are issued and outstanding;

                 WHEREAS, the Limited Liability Company owns 100% of the issued and outstanding shares of LCC International;

                 WHEREAS, as of the date hereof, Telcom Ventures, L.L.C., a Delaware limited liability company ("Telcom Ventures"), owns a 99% interest in the Limited Liability Company, LCC, Incorporated, a Kansas corporation ("LCC, Incorporated"), owns a 0.75% interest in the Limited Liability Company, and TC Group, L.L.C., a Delaware limited liability company ("TC Group"), owns a 0.25% interest in the Limited Liability Company;

                 WHEREAS, the Limited Liability Company has determined it to be advisable (i) to offer equity interests in the Limited Liability Company to the public pursuant to a registration statement filed with the Securities and Exchange Commission (an "IPO") and (ii) in connection with the IPO to reorganize itself as a corporation (the "Incorporation Transaction");

                 WHEREAS, the parties hereto deem it advisable and in their respective best interests that the Incorporation Transaction be effectuated by the merger of the Limited Liability Company with and into LCC International; and

                 WHEREAS, the Board of Directors and the sole shareholder of LCC International and the Members Committee and the members of the Limited Liability Company have approved and adopted this Agreement of Merger;

                 WHEREAS, (i) Telcom Ventures has informed the Limited Liability Company that, in connection with the IPO, it intends to transfer its interest in the Limited Liability Company to RF Investors, a Delaware limited liability company ("RF Investors"), and (ii) LCC, Incorporated has informed the Limited Liability Company that, in connection with the IPO, it intends to change its name to Cherrywood Holdings, Inc. ("Cherrywood");
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                 NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties, each intending to be legally bound hereby, agree as follows:

1.       PLAN OF MERGER

         1.1.    MERGER

                 Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the Delaware General Corporation Law ("DGCL"), the Limited Liability Company shall be merged with and into LCC International (the "Merger") at the Effective Time (as defined below). LCC International shall be the surviving entity of the Merger (the "Surviving Entity"), and the separate existence of the Limited Liability Company will cease. The Surviving Entity shall continue its corporate existence under the laws of the State of Delaware, and its corporate name shall continue to be "LCC International, Inc."

         1.2.    CERTIFICATE OF MERGER;  EFFECTIVE TIME

                 Shortly before the closing of the sale to the public, in an initial public offering, of Class A Common Stock of LCC International pursuant to the registration statement filed by LCC International with the Securities and Exchange Commission on June 14, 1996, the parties shall file a Certificate of Merger in the form attached hereto as Exhibit A with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the DGCL, and the Merger shall be effective upon such filing (the "Effective Time").

         1.3.    CANCELLATION OF THE LIMITED LIABILITY COMPANY

                 In accordance with Section 18-209(e) of the Delaware Limited Liability Company Act, the Certificate of Merger filed with the Office of the Secretary of State of the State of Delaware pursuant to Section 1.2 hereof shall be deemed a certificate of cancellation of the Limited Liability Company.

         1.4.    CERTIFICATE OF INCORPORATION AND BYLAWS

                 The Certificate of Incorporation of LCC International in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Entity (as amended by the Certificate of Merger and subject to any subsequent amendment), and the Bylaws of LCC International in effect immediately prior to
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the Effective Time shall be the Bylaws of the Surviving Entity (subject to any subsequent amendment).

         1.5.    DIRECTORS AND OFFICERS

                 The directors and officers of LCC International holding office immediately prior to the Effective Time shall continue from and after the Effective Time to hold office and shall constitute the directors and officers of the Surviving Entity for the terms elected until their successors are elected and qualified or until their earlier resignation or removal.

         1.6.    OUTSTANDING INTERESTS AND SHARES

                 Each issued and outstanding share of LCC International shall, upon the Effective Time, be canceled. The issued and outstanding interests in the Limited Liability Company shall, at the Effective Time, be converted into, and the members of the Limited Liability Company will receive in exchange for their interests in the Limited Liability Company, shares of common stock of the Surviving Entity as follows:

 MEMBER                                  NUMBER OF SHARES

 LCC Incorporated or Cherrywood, as      85,233 shares of Class B Common Stock,
 applicable                              par value $.01 per share

 TC Group                                28,411 shares of Class A Common Stock,
                                         par value $.01 per share

 Telcom Ventures or RF Investors, as     11,250,751 shares of Class B Common
 applicable                              Stock, par value $.01 per share

         1.7.    SUCCESSION TO RIGHTS AND LIABILITIES

                 The Surviving Entity shall possess all of the rights, privileges and powers of the Limited Liability Company and LCC International, and all property (real, personal, and mixed) and all debts due to either the Limited Liability Company and LCC International on whatever account, as well as all other things and causes of action belonging to each of the Limited Liability Company and LCC International, shall be vested in the Surviving Entity, and shall thereafter be the property of the Surviving Entity as they were of each of the Limited Liability Company and LCC International, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware or of any other state, in the Limited Liability Company or LCC International, shall not revert or be in any way impaired by reason of the Delaware General Corporation Law; but all rights of
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creditors and all liens upon any property of the Limited Liability Company or
LCC International shall be preserved unimpaired, and all debts, liabilities, and duties of the Limited Liability Company and LCC International shall thenceforth attach to the Surviving Entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         1.8.    TAXATION

                 It is intended that the Merger shall be treated as a transfer of the property of the Limited Liability Company to LCC International under
Section 351 of the Internal Revenue Code.

         1.9.    INDEMNIFICATION

                 From and after the Effective Time, LCC International shall indemnify and hold harmless each of the members of the Limited Liability Company and their respective officers, directors and shareholders (or equivalent persons or entities) and employees from and against any and all fines, penalties, losses, liabilities and expenses (including reasonable attorneys' fees) incurred by any of the foregoing and relating to obligations and liabilities arising from the business, assets or operations of the Limited Liability Company. The foregoing indemnification obligation shall be contingent, in any case, upon (i) the indemnified party giving LCC International prompt written notice of any claim, demand or action for which indemnification is sought and (ii) the indemnified party fully cooperating, at the expense of LCC International, in the defense or settlement of any such claim, demand or action. LCC International shall have sole control over the defense and settlement of any indemnified claim.

2.       MISCELLANEOUS

         2.1.    ASSIGNMENT AND BINDING EFFECT

                 This Agreement of Merger and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other party hereto. This Agreement of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

         2.2.    GOVERNING LAW

                 This Agreement of Merger, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).
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         2.3.    EXPENSES

                 In the event the merger is consummated, LCC International shall be responsible for the expenses of both parties in connection with this Agreement and the transactions contemplated hereby. In the event the Merger is not consummated, the Limited Liability Company shall be responsible for such expenses.

         2.4.    WAIVER

                 No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement of Merger shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         2.5.    SEVERABILITY

                 If any part of any provision of this Agreement of Merger shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement of Merger.

         2.6.    AUTHORIZATION

                 The Board of Directors and the proper officers and members of the Limited Liability Company and of LCC International, respectively, are hereby authorized, empowered and directed to do any and all acts and things, to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the Merger provided for herein.

         2.7.    FURTHER ASSURANCES

                 In connection with this Agreement and the transactions contemplated hereby each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
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         2.8.    EXECUTION IN COUNTERPARTS

                 To facilitate execution, this Agreement of Merger may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement of Merger to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.
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                 IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement of Merger, or have caused this Agreement of Merger to be duly executed on their behalf, as of the day and year first above written.

                              LCC INTERNATIONAL, INC.


                              By:    /s/ PIYUSH SODHA
                                 ----------------------------------
                                 Name:  Piyush Sodha
                                 Title: President and Chief Executive Officer

                              LCC, L.L.C.


                              By:    /s/ PIYUSH SODHA
                                 ----------------------------------
                                 Name:  Piyush Sodha
                                 Title: President and Chief Executive Officer

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                                                                       Exhibit A
                             CERTIFICATE OF MERGER
                                       OF
                                  LCC, L.L.C.
                                      INTO
                            LCC INTERNATIONAL, INC.

         Pursuant to Section 264 of the Delaware General Corporation Law and
Section 18-209 of the Delaware Limited Liability Company Act, LCC
International, Inc. ("LCC International"), a corporation organized and existing under the law of the State of Delaware, does hereby certify to the following facts relating to the merger (the "Merger") of LCC, L.L.C. (the "Limited Liability Company") into LCC International:

         FIRST: that the name and state of incorporation or formation of each constituent entity that is a party to the Merger is as follows:

         Name                               State of Incorporation or Formation
         ----                               -----------------------------------

         LCC International, Inc.            Delaware

         LCC, L.L.C.                        Delaware

         SECOND: that an Agreement of Merger has been approved and executed by LCC International and the Limited Liability Company in accordance with Section 264(c) of the Delaware General Corporation Law and Section 18-209(b) of the Delaware Limited Liability Company Act.

         THIRD: that the name of the surviving entity shall be "LCC International, Inc."

         FOURTH: that the Restated Certificate of Incorporation of LCC International shall be the certificate of incorporation of the surviving entity.

         FIFTH: that the Merger shall be effective upon the filing of this Certificate of Merger.
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         SIXTH:  that the Agreement of Merger is on file at the place of business of the surviving entity at the following address:

                          LCC International, Inc.
                          Arlington Courthouse Plaza II
                          2300 Clarendon Boulevard, Suite 800
                          Arlington, Virginia  22201

         SEVENTH: that a copy of the Agreement of Merger will be furnished by LCC International on request and without cost, to any member of the Limited Liability Company or any stockholder of LCC International.

         EIGHTH: that this Certificate of Merger shall be deemed a certificate of cancellation of the Limited Liability Company.


                 IN WITNESS WHEREOF, LCC International, Inc. has caused this Certificate of Merger to be duly executed as of this ___ day of ___________, 1996.

                                    LCC INTERNATIONAL, INC.


                                    By:
                                       ----------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------







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